                                                                    EXHIBIT 23.1


                         CONSENT OF ERNST & YOUNG LLP,
                       INDEPENDENT AUDITORS TO REGISTRANT


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 23, 2001 (except Note 4, as to which the date is September 30, 2001), in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-76224) and the related Prospectus of Thane International, Inc. dated March 29, 2002, 2002.


                                                     /s/ Ernst & Young LLP
                                                     ---------------------
                                                     Ernst & Young LLP

Irvine, California
March 28, 2002